QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements of Bank of Hawaii Corporation of our reports dated February 22, 2008 with respect to the consolidated financial statements of Bank of Hawaii Corporation and subsidiaries and the effectiveness of internal control over financial reporting of Bank of Hawaii Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

  (1)
  Registration Statements (Form S-3 No. 33-25036, Form S-3 No. 33-54775, Form S-3 No. 33-44395 and Form S-3 No. 333-64248), pertaining to the Bancorp Hawaii, Inc. Dividend Reinvestment and Stock Purchase Plan;

  (2)
  Registration Statements (Form S-4 No. 333-22497 and Form S-4 No. 333-22497-01), pertaining to an Offer to Exchange its 8.25% Capital Securities that have been Registered under the Securities Act of 1933 for any and all of its Outstanding 8.25% Capital Securities (Bancorp Hawaii Capital Trust I);

  (3)
  Registration Statements (Form S-4 No. 333-24379 and Form S-4 No. 333-24379-01), pertaining to shares issued in the Merger between CU Bancorp and Pacific Century Financial Corporation;

  (4)
  Registration Statements (Form S-8 No. 33-54777, Form S-8 No. 333-80127 and Form S-8 No. 33-61134), pertaining to the Pacific Century Financial Corporation Stock Option Plan of 1994 (formerly Bancorp Hawaii, Inc. Stock Option Plan of 1994);

  (5)
  Registration Statements (Form S-8 No. 2-96329, Form S-8 No. 33-29872 and Form S-8 No. 33-57267), pertaining to the Pacific Century Financial Corporation Profit Sharing Plan (formerly the Bank of Hawaii Profit Sharing Plan);

  (6)
  Registration Statement (Form S-8 No. 333-02835), pertaining to the Pacific Century Financial Corporation Directors' Stock Compensation Program (formerly the Bancorp Hawaii, Inc. Director Stock Compensation Program);

  (7)
  Registration Statement (Form S-8 No. 333-14929), pertaining to Pacific Century Financial Corporation Directors' Deferred Compensation Plan (formerly the Bancorp Hawaii, Inc. Directors' Deferred Compensation Plan); and

  (8)
  Registration Statements (Form S-8 No. 333-115325 and Form S-8 No. 333-143295), pertaining to Bank of Hawaii Corporation 2004 Stock and Incentive Compensation Plan.

/s/ Ernst & Young LLP
Honolulu, Hawaii February 22, 2008

QuickLinks

  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm